Exhibit 99.1

FOR IMMEDIATE RELEASE

SUPERIOR GROUP OF COMPANIES REPORTS FIRST QUARTER 2025 RESULTS

– Total net sales of $137.1 million versus $138.8 million in prior year first quarter –
– Net (loss) income of ($0.8) million versus $3.9 million in prior year first quarter –
– EBITDA of $3.5 million versus $9.6 million in prior year first quarter –
– Continues to execute on stock repurchase plan –
– Board of Directors approves $0.14 per share quarterly dividend –

ST. PETERSBURG, Fla., May 8, 2025 – Superior Group of Companies, Inc. (NASDAQ: SGC) (the “Company”), today announced its first quarter 2025 results.

“We generated sales similar to last year’s levels despite widespread client uncertainty that has become even more elevated since early April,” said Michael Benstock, Chief Executive Officer.  “Given the widely noted challenging macro environment, we are leveraging our experience, abilities and resources to proactively reduce expenses without hampering our ability to ramp as conditions improve.  Our balance sheet remains strong and affords us the ability to manage through the current economic headwinds.  We also plan to continue actively repurchasing our shares which we consider a compelling value, and we are pleased that our Board has again approved our quarterly dividend.  While the shorter-term view is unpredictable, we have successfully managed through similar conditions in the past and remain confident in our longer-term opportunities for market share gains and the creation of additional shareholder value.”

First Quarter Results

For the first quarter ended March 31, 2025, net sales were $137.1 million compared to first quarter 2024 net sales of $138.8 million. Pretax loss of ($0.9) million compares to pretax income of $4.6 million in the first quarter of 2024. Net loss of ($0.8) million or ($0.05) per diluted share compares to net income of $3.9 million or $0.24 per diluted share for the first quarter of 2024.

First Quarter 2025 Dividend

The Board of Directors declared a quarterly dividend of $0.14 per share, payable May 30, 2025 to shareholders of record as of May 19, 2025.

Share Repurchase Update

The Company repurchased approximately 294,000 shares for $3.8 million during the first quarter, which completed the $10 million repurchase plan approved in August 2024 and results in approximately $16.3 million remaining under its existing repurchase authorization at quarter end.

2025 Full-Year Outlook

Given the heightened macro uncertainty, the Company now expects revenues to be in the range of $550 million to $575 million as compared to its prior outlook range of $585 million to $595 million.  Additionally, the Company is withdrawing its previously issued full-year 2025 outlook earnings per diluted share range of $0.75 to $0.82.

Webcast and Conference Call

The Company will host a webcast and conference call at 5:00 pm Eastern Time today. The live webcast and archived replay can be accessed in the investor relations section of the Company's website at https://ir.superiorgroupofcompanies.com/Presentations. Interested individuals may also join the teleconference by dialing 1-844-861-5505 for U.S. dialers and 1-412-317-6586 for International dialers. The Canadian Toll-Free number is 1-866-605-3852. Please ask to be joined to the Superior Group of Companies call. A telephone replay of the teleconference will be available through May 15, 2025. To access the replay, dial 1-877-344-7529 in the United States or 1-412-317-0088 from international locations. Canadian dialers can access the replay at 855-669-9658. Please reference conference number 4465888 for replay access.

The Company’s website at https://ir.superiorgroupofcompanies.com/Presentations will also contain an updated investor presentation.

Disclosure Regarding Forward Looking Statements

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “potential,” or “plan” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements in this press release may include, without limitation: (1) projections of revenue, income, and other items relating to our financial position and results of operations, including short term and long term plans for cash, (2) statements of our plans, objectives, strategies, goals and intentions, (3) statements regarding the capabilities, capacities, market position and expected development of our business operations and (4) statements of expected industry and general economic trends.

Such forward-looking statements are subject to certain risks and uncertainties that may materially adversely affect the anticipated results. Such risks and uncertainties include, but are not limited to, the following: the impact of competition; the effect of existing and/or new or expanded tariffs, uncertainties related to supply disruptions, inflationary environment (including with respect to the cost of finished goods and raw materials and shipping costs), employment levels (including labor shortages), and general economic and political conditions in the areas of the world in which the Company operates or from which it sources its supplies or the areas of the United States of America (“U.S.” or “United States”) in which the Company’s customers are located; changes in the healthcare, retail chain, food service, transportation and other industries where uniforms and service apparel are worn; our ability to identify suitable acquisition targets, discover liabilities associated with such businesses during the diligence process, successfully integrate any acquired businesses, or successfully manage our expanding operations; the price and availability of raw materials; attracting and retaining senior management and key personnel; the effect of the Company’s previously disclosed material weakness in internal control over financial reporting; the Company may identify a material weakness in internal control in the future, which could result in us not preventing or detecting on a timely basis a material misstatement of the Company’s financial statements and to maintain effective internal control over financial reporting; and other factors described in the Company’s filings with the Securities and Exchange Commission, including those described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements made herein and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and we disclaim any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.

About Superior Group of Companies, Inc. (SGC):

Established in 1920, Superior Group of Companies is comprised of three attractive business segments each serving large, fragmented and growing addressable markets. Across Healthcare Apparel, Branded Products and Contact Centers, each segment enables businesses to create extraordinary brand engagement experiences for their customers and employees. SGC’s commitment to service, quality, advanced technology, and omnichannel commerce provides unparalleled competitive advantages. We are committed to enhancing shareholder value by continuing to pursue a combination of organic growth and strategic acquisitions. For more information, visit www.superiorgroupofcompanies.com.

Investor Relations Contact:
Investors@Superiorgroupofcompanies.com

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(In thousands, except shares and per share data)

	Three Months Ended March 31,
	2025	2024
Net sales	$137,097	$138,842

Costs and expenses:
Cost of goods sold	86,656	83,525
Selling and administrative expenses	50,102	48,938
Interest expense, net	1,245	1,787
	138,003	134,250
(Loss) income before income tax (benefit) expense	(906)	4,592
Income tax (benefit) expense	(148)	680
Net (loss) income	$(758)	$3,912

Net (loss) income per share:
Basic	$(0.05)	$0.24
Diluted	$(0.05)	$0.24

Weighted average shares outstanding during the period:
Basic	15,599,655	16,028,032
Diluted	15,599,655	16,453,452

Cash dividends per common share	$0.14	$0.14

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except shares and par value data)

	March 31,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$19,757	$18,766
Accounts receivable, net	92,539	95,092
Inventories	98,543	96,675
Contract assets	50,759	51,688
Prepaid expenses and other current assets	10,402	10,831
Total current assets	272,000	273,052
Property, plant and equipment, net	40,730	41,879
Operating lease right-of-use assets	14,667	15,567
Deferred tax asset	13,833	13,835
Intangible assets, net	50,207	51,137
Goodwill	2,304	2,304
Other assets	17,232	17,360
Total assets	$410,973	$415,134

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$48,809	$50,942
Other current liabilities	38,481	44,367
Current portion of long-term debt	5,625	5,625
Current portion of acquisition-related contingent liabilities	940	814
Total current liabilities	93,855	101,748
Long-term debt	90,065	80,410
Long-term pension liability	13,415	13,315
Long-term acquisition-related contingent liabilities	1,096	935
Long-term operating lease liabilities	9,666	10,486
Other long-term liabilities	8,447	9,384
Total liabilities	216,544	216,278
Shareholders’ equity:
Preferred stock, $.001 par value - authorized 300,000 shares (none issued)	-	-
Common stock, $.001 par value - authorized 50,000,000 shares, issued and outstanding 16,244,241 and 16,484,921 shares, respectively	15	16
Additional paid-in capital	83,930	84,060
Retained earnings	114,825	120,139
Accumulated other comprehensive loss, net of tax:	(4,341)	(5,359)
Total shareholders’ equity	194,429	198,856
Total liabilities and shareholders’ equity	$410,973	$415,134

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(758)	$3,912
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	3,204	3,252
Inventory write-downs	441	420
Share-based compensation expense	1,283	1,015
Change in fair value of acquisition-related contingent liabilities	287	152
Change in fair value of written put options	-	392
Other, net	217	144
Changes in assets and liabilities, net of acquisition of a business:
Accounts receivable	2,607	9,607
Contract assets	1,069	(3,835)
Inventories	(2,191)	5,010
Prepaid expenses and other current assets	749	2,252
Other assets	113	(864)
Accounts payable and other current liabilities	(8,362)	(12,122)
Long-term pension liability	110	108
Other long-term liabilities	(757)	4
Net cash (used in) provided by operating activities	(1,988)	9,447

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(1,131)	(675)
Net cash used in investing activities	(1,131)	(675)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under revolving lines of credit	19,000	7,000
Payments under revolving lines of credit	(8,000)	(10,000)
Payments of term loan	(1,406)	(937)
Payment of cash dividends	(2,280)	(2,330)
Payment of acquisition-related contingent liabilities	-	(557)
Proceeds received on exercise of stock options and shares withheld for taxes	87	449
Common shares repurchased and retired	(3,777)	-
Net cash provided by (used in) financing activities	3,624	(6,375)

Effect of currency exchange rates on cash	486	(253)
Net increase in cash and cash equivalents	991	2,144
Cash and cash equivalents balance, beginning of period	18,766	19,896
Cash and cash equivalents balance, end of period	$19,757	$22,040

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands, except shares and per share data)

	Three Months Ended March 31,
	2025	2024
Net (loss) income	$(758)	$3,912
Interest expense, net	1,245	1,787
Income tax (benefit) expense	(148)	680
Depreciation and amortization	3,204	3,252
EBITDA(1)	$3,543	$9,631
EBITDA margin(1)	2.6%	6.9%

(1) EBITDA, which is a non-GAAP financial measure, is defined as net income excluding interest expense, net, income tax expense and depreciation and amortization expense. EBITDA margin is defined as EBITDA divided by net sales. The Company believes EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the Company’s core operating results from period to period by removing (i) the impact of the Company’s capital structure (interest expense from outstanding debt), (ii) tax consequences and (iii) asset base (depreciation and amortization). The Company uses EBITDA internally to monitor operating results and to evaluate the performance of its business. In addition, the compensation committee has used EBITDA in evaluating certain components of executive compensation, including performance-based annual incentive programs. EBITDA is not a measure of financial performance under GAAP.  EBITDA should not be considered in isolation or as an alternative to net income, cash flows from operating activities or any other measure determined in accordance with GAAP. The items excluded to calculate EBITDA are significant components in understanding and assessing the Company’s results of operations. The presentation of the Company’s EBITDA may change from time to time, including as a result of changed business conditions, new accounting pronouncements or otherwise. If the presentation changes, the Company undertakes to disclose any change between periods and the reasons underlying that change. The Company’s EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate EBITDA in the same manner.

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION - REPORTABLE SEGMENTS
(Unaudited)
(In thousands)

	Branded Products	Healthcare Apparel	Contact Centers	Intersegment Eliminations	Other	Total
For the Three Months Ended March 31, 2025:
Net sales	$86,474	$27,263	$24,225	$(865)	$-	$137,097
Cost of goods sold	58,787	17,130	11,244	(505)	-	86,656
Gross margin	27,687	10,133	12,981	(360)	-	50,441
Selling and administrative expenses	23,420	9,526	10,921	(360)	6,595	50,102
Depreciation and amortization	1,480	912	722	-	90	3,204
Segment EBITDA(1)	$5,747	$1,519	$2,782	$-	$(6,505)	$3,543

	Branded Products	Healthcare Apparel	Contact Centers	Intersegment Eliminations	Other	Total
For the Three Months Ended March 31, 2024:
Net sales	$87,068	$29,237	$23,552	$(1,015)	$-	$138,842
Cost of goods sold	55,327	17,727	10,908	(437)	-	83,525
Gross margin	31,741	11,510	12,644	(578)	-	55,317
Selling and administrative expenses	23,294	9,812	10,421	(578)	5,989	48,938
Depreciation and amortization	1,500	937	723	-	92	3,252
Segment EBITDA(1)	$9,947	$2,635	$2,946	$-	$(5,897)	$9,631

(1) Segment EBITDA is our primary measure of segment profitability under U.S. GAAP ASC 280 “Segment Reporting”. Amounts included in income before income tax expense and excluded from Segment EBITDA include: interest expense, net and depreciation and amortization expense. Total EBITDA is a non-GAAP financial measure. Please see reconciliation of Total EBITDA included in the Non-GAAP Financial Measures table above.